Exhibit 99.1

NEWS RELEASE	For Immediate Release

Media Contacts:	Investor Contact
Shannon Bennett	Eric Rychel
216.910.3664	216.910.3229
shannon.bennett@aleris.com	eric.rychel@aleris.com

Jason Saragian

216.910.3670

jason.saragian@aleris.com

ALERIS INTERNATIONAL, INC. ANNOUNCES EARLY RESULTS OF ITS TENDER FOR ITS 7 5⁄8% SENIOR NOTES DUE 2018 AND SATISFACTION OF REDEMPTION CONDITION FOR ALL REMAINING 2018 NOTES

CLEVELAND, OH – April 4, 2016 – Aleris International, Inc. (the “Company”), a wholly owned subsidiary of Aleris Corporation (“Aleris”), today announced that holders of approximately $273,162,000 aggregate principal amount (representing approximately 62.8%) of the Company’s 7 5⁄8% Senior Notes due 2018 (CUSIP No. 014477 AM5) (the “Notes”) validly tendered (and did not validly withdraw) their Notes prior to 5:00 p.m., New York City time, on April 1, 2016 (the “Early Tender Deadline”) pursuant to the Company’s previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding Notes.

The table below reflects certain terms of the Tender Offer:

CUSIP Number	Title of Security	Aggregate Principal Amount Outstanding[1]	Late Tender Offer Consideration[2,3]	Early Tender Premium[2]	Total Tender Offer Consideration[2,3]
014477 AM5	7 5⁄8% Senior Notes due 2018	$434,933,000	$991.25	$30.00	$1,021.25

(1)	Amount outstanding as of March 21, 2016, the date the Tender Offer commenced.
(2)	Per $1,000 principal amount of Notes accepted for purchase.
(3)	Excludes accrued and unpaid interest, which will be paid in addition to the Late Tender Offer Consideration or Total Tender Offer Consideration, as applicable.

The Company has elected to exercise the Early Settlement Election described in the Offer to Purchase, dated March 21, 2016, relating to the Tender Offer. Holders of Notes who validly tendered (and did not validly withdraw) their Notes on or prior to the Early Tender Deadline received the Total Tender Offer Consideration for the Notes tendered on April 4, 2016 (the “Early Settlement Date”) and accrued and unpaid interest on the Notes up to the Early Settlement Date.

Continuing Tender Offer

Holders who validly tender their Notes after the Early Tender Deadline and on or before the Expiration Date (as defined below) will be eligible to receive only the Late Tender Offer Consideration, which is equal to the Total Tender Offer Consideration minus the Early Tender Premium, plus accrued and unpaid interest on the Notes up to the Final Settlement Date (as defined below). The Tender Offer will expire at 12:00 midnight, New York City time, at the end of the day on April 15, 2016, unless extended (such date and time, as the same may be extended in the Company’s sole discretion, the “Expiration Date”). The Company currently expects the Tender Offer to be settled on April 18, 2016 (the “Final Settlement Date”). The time and date on or before which validly tendered Notes may be validly withdrawn expired at 5:00 p.m., New York City time, on April 1, 2016. Holders may not validly withdraw any validly tendered Notes after that time and date, except in limited circumstances where the Company determines additional rights are required by law.

The Company’s obligation to accept any Notes that are validly tendered and to pay the Late Tender Offer Consideration are set forth solely in the Offer to Purchase and the related Letter of Transmittal. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The Tender Offer is being made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal, and the information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal. Subject to applicable law, the Company may, in its sole discretion, amend, extend or, subject to certain conditions, terminate the Tender Offer.

Credit Suisse Securities (USA) LLC is the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact Credit Suisse Securities (USA) LLC at (212) 538-2147 (collect) or (800) 820-1653 (toll-free) (Attention: Liability Management Group). Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to D.F. King & Co., Inc., the Tender Agent and Information Agent for the Tender Offer, at (866) 406-2287 (toll free) or (212) 269-5550.

Redemption of 2018 Notes

Concurrently with the commencement of the Tender Offer, the Company directed that U.S. Bank National Association, as trustee under the indenture governing the Notes (as supplemented to date, the “Indenture”), give notice of the Company’s intent in accordance with the Indenture, to redeem on April 20, 2016 (such date, including as it may be delayed, the “Redemption Date”) in full the aggregate principal amount of the Notes that remain outstanding after the Expiration Date of the Tender Offer and the Company’s acceptance for payment of, and payment for, Notes that were validly tendered and not validly withdrawn in the Tender Offer, at a redemption price of 101.906% (the “Redemption Price”) of the outstanding aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the Redemption Date.

The redemption of the Notes and the payment of the Redemption Price, plus accrued and unpaid interest to the Redemption Date, on the Redemption Date were conditioned upon the Company having completed a debt financing on terms and conditions satisfactory to the Company yielding sufficient net cash proceeds, together with up to $12.0 million of cash on hand, to fund the maximum consideration payable for the valid tender of all currently outstanding Notes, plus accrued interest, pursuant to the Tender Offer, after giving effect to the payment of all discounts, fees and expenses incurred in connection with the debt financing and the Tender Offer (collectively, the “Redemption Condition”). On April 4, 2016, the Company completed the issuance of $550.0 million aggregate principal amount of 9.50% Senior Secured Notes due 2021 and accordingly the Redemption Condition has been satisfied. This press release does not constitute an offer to purchase the Notes or a notice of redemption thereof.

(more)

About Aleris

Aleris is a privately held, global leader in aluminum rolled products serving diverse industries including aerospace, automotive, building and construction, commercial transportation and industrial manufacturing. Headquartered in Cleveland, Ohio, Aleris operates production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements regarding the terms of the Tender Offer and any intention to redeem the Notes. In addition, forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund capital expenditures. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions and divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-uses, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (4) increases in the cost, or limited availability, of raw materials and energy; (5) our ability to enter into effective metal, energy and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (6) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (7) our ability to fulfill our substantial capital investment requirements; (8) our ability to retain the services of certain members of our management; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry end-uses we serve; (12) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (13) variability in general economic conditions on a global or regional basis; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (17) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (18) our ability to access the credit and capital markets; (19) the possibility that we may incur additional indebtedness in the future; (20) limitations on operating our business as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under the Senior Notes; and (21) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

# # #